                                                                   EXHIBIT 10.13
                           ASSET PURCHASE AGREEMENT


                                 BY AND AMONG


                        GROUP MAINTENANCE AMERICA CORP.


                             CRP ACQUISITION CORP.

                          CALLAHAN ROACH & ASSOCIATES


                                      AND

              ALL OF THE PARTNERS OF CALLAHAN ROACH & ASSOCIATES



                              Dated July 16, 1997

                               TABLE OF CONTENTS

                                                                                  Page
ARTICLE I - CLOSING.............................................................   1
      Section 1.1      Closing..................................................   1
      Section 1.2      Written Consents and Other Actions.......................   1

ARTICLE II - PURCHASE AND SALE..................................................   2
      Section 2.1      Purchased Assets and Excluded Assets.....................   2
      Section 2.2      Purchase Price...........................................   2
      Section 2.3      Allocation Reporting.....................................   2
      Section 2.4      Mail Received After Closing..............................   2

ARTICLE III - LIABILITIES AND OBLIGATIONS.......................................   3
      Section 3.1      Obligations Assumed......................................   3
      Section 3.2      Liabilities and Obligations Not Assumed..................   3
      Section 3.3      Use of Name..............................................   4

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES...................   4
      Section 4.1      Exhibit 4.1..............................................   4
      Section 4.2      Ownership................................................   4
      Section 4.3      Authority................................................   4
      Section 4.4      Consents.................................................   4
      Section 4.5      WARN Act Notices.........................................   5
      Section 4.6      COBRA Notices............................................   5

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE PARENT AND BUYER..............   5
      Section 5.1      Organization.............................................   5
      Section 5.2      Capitalization of the Parent.............................   5
      Section 5.3      Authority................................................   6
      Section 5.4      Consents.................................................   6
      Section 5.5      Defaults.................................................   6
      Section 5.6      Investment Company.......................................   6
      Section 5.7      Financial Statements.....................................   6
      Section 5.8      Taxes....................................................   7
      Section 5.9      Full Authority...........................................   7
      Section 5.10     Access...................................................   7
      Section 5.11     Disclosure...............................................   7
      Section 5.12     Parent Material Adverse Effect...........................   8

      Section 5.13     Organization and Standing of Buyer......................    8
      Section 5.14     Delivery of Warrant, Warrant Stock and
                        Parent Preferred Stock.................................    8

ARTICLE VI - COVENANTS.........................................................    8
      Section 6.1      Pre-Closing Covenants and Agreements....................    8
      Section 6.2      Confidentiality.........................................    8
      Section 6.3      Employees...............................................    9
      Section 6.4      Failure to Obtain Consents..............................    9
      Section 6.5      Further Assistance......................................    9
      Section 6.6      Consents................................................    9
      Section 6.7      Tax Returns.............................................    9
      Section 6.8      Audit...................................................    9
      Section 6.9      Proration...............................................    9

ARTICLE VII - CONDITIONS PRECEDENT; CLOSING DELIVERIES.........................   10
      Section 7.1      Conditions Precedent to the Obligations of
                        the Parent and Buyer...................................   10
      Section 7.2      Conditions Precedent to the Obligations of
                        the Seller Parties.....................................   11
      Section 7.3      Deliveries by the Seller Parties at the Closing.........   12
      Section 7.4      Deliveries by the Parent at the Closing.................   13

ARTICLE VIII - SURVIVAL, INDEMNIFICATIONS......................................   14
      Section 8.1      Survival................................................   14
      Section 8.2      Indemnification.........................................   14
      Section 8.3      Limitations.............................................   16
      Section 8.4      Procedures for Indemnification..........................   16
      Section 8.5      Subrogation.............................................   17
      Section 8.6      Exclusive Remedy........................................   17

ARTICLE IX  - TERMINATION......................................................   17
      Section 9.1      Grounds for Termination.................................   17
      Section 9.2      Effect of Termination...................................   18

ARTICLE X - MISCELLANEOUS......................................................   18
      Section 10.1     Notice..................................................   18
      Section 10.2     Further Documents.......................................   19
      Section 10.3     Assignability...........................................   19
      Section 10.4     Exhibits and Schedules..................................   19
      Section 10.5     Sections and Articles...................................   19
      Section 10.6     Entire Agreement........................................   19
      Section 10.7     Headings................................................   20

      Section 10.8     CONTROLLING LAW.........................................   20
      Section 10.9     Public Announcements....................................   20
      Section 10.10    No Third Party Beneficiaries............................   20
      Section 10.11    Amendments and Waivers..................................   20
      Section 10.12    No Employee Rights......................................   20
      Section 10.13    Non-Recourse............................................   20
      Section 10.14    When Effective..........................................   21
      Section 10.15    Number and Gender of Words..............................   21
      Section 10.16    Invalid Provisions......................................   21
      Section 10.17    Multiple Counterparts...................................   21
      Section 10.18    No Rule of Construction.................................   21
      Section 10.19    Expenses................................................   21
      Section 10.20    Covenant Not to Compete.................................   22

                                LIST OF EXHIBITS

                                                                            Name
                                                                            ----
Exhibit 1.2(a)....Written Consent of All Partners of Callahan Roach & Associates
Exhibit 2.1.....................................................Purchased Assets
Exhibit 2.1-A............................................Certain Excluded Assets
Exhibit 2.2.............................................Additional Consideration
Exhibit 4.1...........................................................Statements
Exhibit 5.2.........................................Options, Subscriptions, Etc.
Exhibit 5.4.............................Required Consents - The Parent and Buyer
Exhibit 7.3(b)..............................Stock Transfer Restriction Agreement
Exhibit 7.3(c).....................................Registration Rights Agreement
Exhibit 7.3(d)..........................Opinion of Counsel to the Seller Parties
Exhibit 7.3(e)...................Bill of Sale, General Assignment and Conveyance
Exhibit 7.3(f)..................................Investment Representation Letter
Exhibit 7.3(g)................................................Adoption Agreement
Exhibit 7.4(d)........................Opinion of Counsel to the Parent and Buyer
Exhibit X.............................................Certificate of Designation

                             INDEX OF DEFINED TERMS

                                         Page
                                         ----
Accountant.............................   4
Additional Consideration...............   2
affiliate..............................   6
Agreement..............................   1
Applicable Environmental Laws..........   3
Asset Purchase Agreement...............   4
Buyer..................................   1
Callahan...............................   1
Cash Payment...........................   2
CERCLA.................................   3
Closing................................   1
Closing Cash Payment...................   2
Closing Date...........................   1
Common Stock Unit Amount...............   2
control................................   6
Cumulative Operating EBITDA Amount.....   3
Disclosure Schedule....................   2
Disposition............................   4
Eligible Acquisition...................   3
Eligible Company.......................   3
Environmental Law......................   5
ERISA..................................   4
Excluded Assets........................   2
Indemnified Party......................  16
Indemnifying Party.....................  16
Intellectual Property..................   1
Investments............................   4
IPO....................................   3
IPO Closing............................   3
Losses.................................  14
Merger Agreement.......................  11
Minimum Proceeds.......................   4
negligent misrepresentation............  17
Net After-Tax Income...................   4
Notice of Objection....................   5
One Year Holding Period................   5

Operating EBITDA Amount................   4
Overlap Period.........................   9
Parent.................................   1
Parent Common Stock....................   5
Parent Financial Statements............   6
Parent Indemnified Parties.............  14
Parent Material Adverse Effect.........   8
Parent Preferred Stock.................   2
Parent Related Documents...............   6
Partner................................   1
Partner Related Document...............   4
Partners...............................   1
Proprietary Rights.....................   1
Purchase Price.........................   2
Purchased Assets.......................   2
RCRA...................................   3
Roach..................................   1
Second Holding Period..................   5
Securities Act.........................   3
Seller.................................   1
Seller Contract........................   3
Seller Material Adverse Effect.........   7
Seller Parties.........................   1
Seller Plans...........................   4
Seller Related Documents...............   1
Settlement Notice......................  17
Statement of Additional Consideration..   4
Stock..................................   4
Stockholder............................   4
Stockholders...........................   4
Survival Period........................  14
Tax Returns............................   5
Threshold..............................  16
Total Value Earned.....................   4
WARN Act...............................   5
Warrant................................   4
Warrant Exercise Price.................   2
Warrant Payment........................   2

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made this 16th day of July, 1997 by and among Group Maintenance America Corp., a Texas corporation (the "Parent"), CRP Acquisition Corp., a Colorado corporation ("Buyer"), Callahan Roach & Associates, an Ohio general partnership ("Seller"), William Michael Callahan, an individual resident of the State of Ohio ("Callahan"), and Alfred
R. Roach, Jr., an individual resident of the State of Georgia ("Roach") (Callahan and Roach being the holders of all of the outstanding partnership interests of Seller and being sometimes referred to herein individually as a "Partner" and collectively as the "Partners"). The Partners and Seller are sometimes referred to herein as the "Seller Parties".

     WHEREAS, on the terms and conditions hereof, Buyer wishes to purchase from Seller and Seller wishes to sell, transfer, assign and deliver to Buyer certain of Seller's assets;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties agree as follows:


                                   ARTICLE I

                                    CLOSING

      Section 1.1 Closing. The closing of the purchase and sale contemplated hereby ("Closing") will take place at 10:00 a.m. at the offices of Bracewell & Patterson, L.L.P. in Houston, Texas on July 18, 1997, but in no event later than December 31, 1997 ("Closing Date"); provided that each of the conditions precedent to the obligations of the parties to effect the Closing set forth in
Article VII of this Agreement are then satisfied or waived by the applicable party. Seller and Buyer may agree in writing on another date, time or place for the Closing. At the Closing, the parties will deliver or cause to be delivered the documents described in Article VIII.

      Section 1.2   Written Consents and Other Actions.

          (a) Contemporaneously with the execution hereof, the Partners are executing and delivering to Seller a Written Consent in substantially the form of Exhibit 1.2(a) attached hereto.

          (b) In addition to the actions set forth in Section 1.2(a), the Seller Parties agree to take all actions necessary in accordance with the applicable law and the partnership agreement of Seller and all other governing instruments of Seller to cause the purchase and sale contemplated hereby to be consummated on, and subject to, the terms set forth in this Agreement.

          (c) Buyer agrees to take all actions necessary in accordance with applicable law and its charter and bylaws to cause the purchase and sale contemplated hereby to be consummated on, and subject to, the terms set forth in this Agreement.

                                   ARTICLE II

                               PURCHASE AND SALE

      Section 2.1 Purchased Assets and Excluded Assets. Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and indemnities hereinafter set forth, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, the assets, properties and rights of Seller described on Exhibit
2.1 attached hereto (collectively, the "Purchased Assets"). Notwithstanding the foregoing, the Purchased Assets shall not include, and Buyer will not purchase,
(a) any insurance policies or insurance contracts, (b) tax refunds applicable to periods prior to the Closing or (c) the assets listed on Exhibit 2.1-A attached hereto (collectively the "Excluded Assets").

      Section 2.2 Purchase Price. The purchase price which shall be paid by Buyer to Seller for the Purchased Assets (the "Purchase Price") is $1,000,000 in cash (the "Closing Cash Payment") and a certificate evidencing 500,000 shares of Series H Preferred Stock, $.001 par value, of Parent ("Parent Preferred Stock") (the Certificate of Designation of which is attached hereto as Exhibit X), plus additional consideration which may be deliverable to Seller as provided in
Exhibit 2.2 attached hereto.

     At the Closing, subject to the terms and conditions hereof, Buyer shall deliver to Seller the Closing Cash Payment and a certificate representing the shares of Parent Preferred Stock against receipt of the documents and instruments required hereby to be delivered by the Seller Parties to Buyer at the Closing.

      Section 2.3 Allocation Reporting. Buyer and Seller agree to report the allocation of the Purchase Price among the Purchased Assets as Buyer and Seller shall agree prior to Closing.

      Section 2.4 Mail Received After Closing. Following the Closing, Buyer may receive and open all mail addressed to Seller and, to the extent that such mail and the contents thereof relate to the Business or the Purchased Assets, deal with the contents thereof at its discretion. Buyer shall notify Seller of (and provide Seller complete copies of) any mail that on its face obliges any Seller Party to take any action or indicates that action may be taken against any of them and any mail applicable solely to Seller or the Excluded Assets.

                                  ARTICLE III

                          LIABILITIES AND OBLIGATIONS

      Section 3.1 Obligations Assumed. As part of the consideration for the Purchased Assets, and subject to Section 3.2, Buyer shall assume Seller's obligations that accrue after the Closing Date under the Contracts, the Permits, and the Intellectual Property rights, if, but only if, they are assigned or transferred to Buyer, or they are subject to the provisions of Section 6.4.

      Section 3.2 Liabilities and Obligations Not Assumed. Other than as specifically set forth in Section 3.1 above, Buyer shall assume no obligation whatsoever of Seller. Furthermore, except as specifically set forth in Section
3.1 above, Buyer expressly disclaims the assumption of, and shall not assume, any liability of any type whatsoever of Seller or in connection with any of Seller's assets or business operations, including without limitation (a) any and all tax liabilities accruing on or before the Closing Date in connection with any Purchased Asset, the Excluded Assets or otherwise, and any and all tax liabilities accruing on or after the Closing Date in connection with the ownership, operation or disposition of any Excluded Assets, (b) any and all liabilities arising from or under any environmental laws, including but not limited to federal environmental statutes (and associated rules and regulations) such as the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), Superfund, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Community Right to Know Act, or OSHA, or otherwise, or any similar state or local environmental laws, rules or regulations (collectively, the "Applicable Environmental Laws"), (c) any and all liabilities in connection with any claim by any person, entity or agency claiming to have suffered any environmental damage or harm of any type, including any actual or alleged damage or harm to groundwater, surface water, well water, ground, soil, or the atmosphere, or otherwise , (d) any and all employment or personnel-related liabilities whatsoever of Seller arising out of any liability under any employment contract, liability for wages or salary, liability for bonuses or commissions, liability for severance (including without limitation as a result of this transaction), OSHA liability, liability for disabled individuals, workers' compensation liability, ERISA obligations or liability, WARN Act liability, sick pay, vacation accruals, or similar matters, liability under any profit sharing plan, liability under any pension plan or savings plan, liability under any welfare benefit plan, or liability for any claims alleging illegal discrimination of any type, (e) any account payable, indebtedness, letter of credit, guaranty, note or obligation of Seller other than the obligations specifically assumed under Section 3.1., (f) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or out of any claim, litigation or proceeding threatened or initiated after the Closing Date to the extent based on or caused by any act or omission occurring, or condition or circumstances existing, prior to the Closing Date with respect to the Purchased Assets (or prior to, on or after the Closing Date with respect to the Excluded Assets or any other business or operations of Seller or its predecessors), or any condition caused by any act or omission occurring prior to the Closing Date with respect to the Purchased Assets (or prior to, on or after the Closing Date with respect to the Excluded Assets or any other business or operations of Seller or its predecessors), or any product sold or manufactured by Seller or any service provided by Seller (including all product liability and warranty claims and product returns with respect thereto), and (g) any liability or obligation (contingent or otherwise) of Seller arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or out of any claim, litigation or proceeding threatened or initiated after the Closing Date to the extent based on or caused by any act or omission occurring, or condition or circumstances existing, prior to the Closing Date with respect to the assets, business or operations of Seller or its predecessors.

      Section 3.3 Use of Name. The Seller Parties hereby grant to Buyer the right and license to use the name "Callahan Roach" in perpetuity and for no additional consideration. Notwithstanding the foregoing, each of the Partners shall have the right to use their own name for any purpose or business other than a purpose or business conducted by Seller prior to the Closing Date.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

          The Seller Parties jointly and severally represent and warrant to Buyer the following:

      Section 4.1 Exhibit 4.1. The statements in Exhibit 4.1 attached hereto are true and correct.

      Section 4.2 Ownership. The Partners own, legally and beneficially, with full power to exercise management authority with respect to Seller, all of the outstanding partnership interests of Seller.

      Section 4.3 Authority. Each Partner has full right, power, legal capacity and authority to (a) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by such Partner (each a "Partner Related Document") and (b) consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by the Partners and constitutes, and the Partner Related Documents, when duly executed and delivered by any Partner named as a party thereto will constitute, legal, valid and binding obligations of such Partners enforceable against such Partners in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      Section 4.4 Consents. No approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Partners of this Agreement or any Partner Related Document. The execution, delivery and performance by the Partners of this Agreement and any Partner Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which any Partner is a party or by which any Partner or such Partner's assets or properties may be bound or affected or any law, rule or regulation applicable to any partner or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over any Partner.

      Section 4.5 WARN Act Notices. Any notice required under the Federal Workers Adjustment and Retraining Notification Act ("WARN Act") that is, has been or will be required of Seller to its employees or former employees by reason of its obligations under the WARN Act resulting from the transactions contemplated by this Agreement has been or will be given by Seller.

      Section 4.6 COBRA Notices. Seller has performed or will perform prior to the Closing Date all notice obligations under Section 4980B of the Internal Revenue Code of 1986, as amended or under Section 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended and which are required to be performed on or prior to the Closing Date.


                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE PARENT AND BUYER

     The Parent and Buyer jointly and severally represent and warrant to the Seller Parties the following:

      Section 5.1 Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect (as defined below).

      Section 5.2 Capitalization of the Parent. The total authorized capital stock of Parent is 100,000,000 shares of common stock, par value $.001 per share, ("Parent Common Stock"), of which 20,282,439 shares are issued and outstanding and none of which are held in the treasury of Parent, 50,000,000 shares of Parent preferred stock, $.001 par value, of which 45,137 shares of Series A Parent Preferred Stock are issued and outstanding, 678,920 shares of Series B Parent Preferred Stock are issued and outstanding, 100,000 shares of Series C Parent Preferred Stock are issued and outstanding, 1,568,000 shares of Series D Parent Preferred Stock are issued and outstanding, 580,000 shares of Series E Parent Preferred Stock are issued and outstanding, and 664,691 shares of Series F Parent Preferred Stock are issued and outstanding. The outstanding shares of Parent Common Stock and Parent preferred stock have been duly and validly issued and are fully paid and non-assessable. Except as set forth on
Exhibit 5.2, Parent has not
granted any option, warrant, subscription or similar right to any person or entity to purchase or acquire any rights with respect to any shares of capital stock or equity interests of Parent.

      Section 5.3 Authority. The Parent and Buyer each has the requisite power and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby to be executed and delivered by it (the "Parent Related Documents") and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by the Parent and Buyer and constitutes, and all the Parent Related Documents, when executed and delivered by the Parent or Buyer (if named a party therein) will constitute, legal, valid and binding obligations of the Parent and Buyer, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      Section 5.4 Consents. Except as provided on Exhibit 5.4, no approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Parent or Buyer of this Agreement or the Parent Related Documents or the consummation by the Parent or Buyer of the transactions contemplated hereby.

      Section 5.5 Defaults. Neither the Parent nor Buyer is in default under or in violation of, and the execution, delivery and performance of this Agreement and the Parent Related Documents and the consummation by the Parent and Buyer of the transactions contemplated hereby and thereby will not result in a default under or in violation of (a) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which the Parent or Buyer is a party or by which the Parent or Buyer or any of its properties or assets may be bound or affected or (b) any law, rule or regulation applicable to the Parent or Buyer or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Parent or Buyer, which default or violation will prevent the Parent and Buyer from consummating the transactions contemplated hereby or is reasonably likely to have a Parent Material Adverse Effect.

      Section 5.6 Investment Company. Neither the Parent nor Buyer is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 5.7 Financial Statements. The Parent has provided certain financial statements to the Seller Parties ("Parent Financial Statements") and such Parent Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial position, results of operations and cash flows of the Parent and its then existing consolidated subsidiaries as of the dates and for the periods indicated, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The books and records of the Parent have been kept in reasonable detail and accurately and fairly reflect the transactions of the Parent.

      Section 5.8 Taxes. The Parent has either accrued, discharged or caused to be discharged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of the Parent or Buyer for the period covered by the Parent Financial Statements.

      Section 5.9 Full Authority. The Parent and Buyer each has the corporate power and authority and has obtained all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law, as defined in Exhibit 4.1) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, except such licenses, permits, qualifications or other documentation, the failure to obtain which is not reasonably likely to result in a Parent Material Adverse Effect, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply is not reasonably likely to have a Parent Material Adverse Effect, and there is no existing condition or state of facts that would give rise to a violation thereof or a liability or default thereunder that is reasonably likely to have a Parent Material Adverse Effect.

      Section 5.10 Access. The Parent and Buyer have cooperated fully in permitting the Seller Parties and their representatives to make a full investigation of the properties, operations and financial condition of the Parent and Buyer and have afforded the Seller Parties and their representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of the Parent and Buyer.

      Section 5.11 Disclosure. No representation or warranty by the Parent or Buyer in this Agreement, and no statement contained in any certificate delivered by the Parent or Buyer to the Seller Parties pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading. None of the information supplied by Parent for inclusion in the Confidential Information Statement dated June 12, 1997, or in any supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no representation with respect to statements made in the Confidential Information Statement dated June 12, 1997, or in any supplement thereto, based on information supplied by anyone other than Parent for inclusion therein.

      Section 5.12 Parent Material Adverse Effect. The term "Parent Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Parent and its consolidated subsidiaries, taken as a whole, in an amount of $100,000 or more.

      Section 5.13 Organization and Standing of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

      Section 5.14 Delivery of Warrant, Warrant Stock and Parent Preferred Stock. Warrants, if issued, will be duly authorized by all requisite corporate action, will not require the approval of Parent's stockholders and will not violate any provision of law, any order of any court or other agency of government or Parent's Articles of Incorporation or its Bylaws. Warrant Stock, when issued upon proper exercise of a Warrant, if any, and Parent Preferred Stock to be delivered to Seller pursuant hereto, will be, when delivered, validly authorized, duly issued, fully-paid and non-assessable.


                                   ARTICLE VI

                                   COVENANTS

      Section 6.1   Pre-Closing Covenants and Agreements.  Intentionally
Omitted.

      Section 6.2 Confidentiality. Prior to the Closing Date, none of Buyer, the Parent, or any Seller Party will disclose the terms of this Agreement to any person other than their respective partners (if any) directors or officers (if any) or agents or representatives, except as otherwise provided herein or unless required by law. Seller may make appropriate disclosures of the general nature of the transaction contemplated hereby to its employees, vendors and customers to protect Seller's goodwill and to facilitate the Closing. Buyer and the Parent may disclose pertinent information regarding the transaction contemplated hereby to their existing and prospective investors, lenders, or investment bankers or financial advisors for the purpose of obtaining financing, including, without limitation, financing related to the IPO or other offerings of securities, and may describe this Agreement and the transactions contemplated hereby in any registration statement filed by the Parent under the Securities Act and in reports filed by the Parent under the Securities Exchange Act of 1934, and may file this Agreement as an exhibit to any thereof. Buyer and the Parent may also make appropriate disclosures of the general nature of the transaction contemplated hereby and the identity, nature and scope of Seller's operations to prospective acquisition candidates in connection with the Parent's efforts to effect additional acquisitions. Each party will have mutual approval rights with respect to written employee presentations concerning the prospective transaction contemplated hereby.

      Section 6.3 Employees. At the Closing, Seller will pay its employees all amounts due them (including, without limitation, on account of vacation pay and severance), and shall pay all health claims for such employees when and as the same became due. The provisions of this Agreement are for the benefit of the Parent and Buyer only, and no employee of any Seller Party or any other person shall have any rights hereunder.

      Section 6.4 Failure to Obtain Consents. In the event any consent to the assignment of any Contract, Permit or Intellectual Property right is required in connection with the transactions contemplated hereby has not been obtained as of the Closing, then until such consent is obtained, Seller and Buyer shall cooperate in any arrangement reasonably satisfactory to the parties designed to fulfill Seller's obligations thereunder and to afford Buyer the benefits thereof, so long as Seller is reimbursed by Buyer for any costs associated with such arrangements.

      Section 6.5 Further Assistance. The Seller Parties shall execute and deliver to Buyer, at Closing or thereafter, any other instrument which may be requested by Buyer and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Purchased Assets identified after Closing.

      Section 6.6 Consents. After the Closing, the Seller Parties will, upon request of Buyer, use their reasonable commercial efforts to obtain any consents required in connection with the transactions contemplated hereby that are requested by Buyer and that have not been previously obtained.

      Section 6.7 Tax Returns. The Seller Parties shall duly file or cause to be filed all tax returns related to taxes of any nature with respect to the Business or the Purchased Assets for all periods ending on or prior to the Closing Date and pay all taxes due with respect to such periods.

      Section 6.8   Audit.  Intentionally Omitted.

      Section 6.9 Proration. Notwithstanding anything herein to the contrary, any taxes not measured or measurable, in whole or in part, by net or gross income or receipts (including, but not limited to, real or personal property or ad valorem taxes) imposed on the Purchased Assets and other expense items such as insurance, utilities and similar expenses with respect to the Purchased Assets that relate to a period beginning before the Closing Date and ending after the Closing Date (an "Overlap Period") shall be apportioned as of the Closing Date such that Seller shall be liable for (and shall reimburse Buyer to the extent that Buyer shall have paid) that portion of such taxes and other expense items relating to, or arising in respect to, periods on or prior to the Closing Date and Buyer shall be liable for (and shall reimburse Seller to the extent Seller shall have paid) that portion of such taxes and other expense items relating to, or arising in respect to, periods after the Closing Date. Should any amounts to be prorated not have been finally determined on the Closing Date, a mutually satisfactory estimate of such amounts made on the basis of Seller's records shall be used as a basis for settlement at Closing, and the amount finally determined will be prorated as of the Closing Date and appropriate settlement made as soon as practicable after such final determination.


                                  ARTICLE VII

                    CONDITIONS PRECEDENT; CLOSING DELIVERIES

      Section 7.1 Conditions Precedent to the Obligations of the Parent and Buyer. The obligations of the Parent and Buyer to effect the Closing under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Parent in writing to the extent permitted by applicable law:

          (a) The representations and warranties of the Seller Parties contained in this Agreement, in Exhibit 4.1 and the Disclosure Schedule referred to therein and the other Exhibits provided by any Seller Party pursuant to this Agreement or in any closing certificate or document delivered to the Parent or Buyer pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date, and the Seller Parties shall each have delivered to the Parent and Buyer a certificate to that effect.

          (b) The Seller Parties shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Seller Parties shall each have delivered to the Parent and Buyer a certificate to that effect.

          (c) No legal action or proceeding shall have been instituted after the date hereof against the Purchased Assets or against the Parent or Buyer arising by reason of the acquisition of the Purchased Assets pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Seller Material Adverse Effect or (iii) to have a Parent Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and the Seller Parties shall each have delivered to the Parent and Buyer a certificate to that effect.

          (d) The Seller Parties shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority, whether required contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement (including the Seller Related Documents and the Partner Related Documents) by the Seller Parties prior to the Closing Date, and the Seller Parties shall each have delivered to the Parent and Buyer a certificate to that effect.

          (e) All documents required to be executed or delivered at Closing by the Seller Parties pursuant to Section 7.3 of this Agreement shall have been so executed or delivered.

          (f) No casualty, loss or damage shall have occurred on or prior to the Closing Date to any of the properties or assets of Seller.

          (g) Buyer shall have obtained all such licenses and permits as are legally required for the continued operation of the Business after the Closing Date, except such licenses and permits, the absence of which will not have a Parent Material Adverse Effect.

          (h) Since December 31, 1996, there shall not have been any event that in the reasonable judgment of the Parent adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of the Business or the Purchased Assets.

          (i) All necessary partners' resolutions, waivers and consents required to consummate the transactions contemplated hereunder shall have been executed and delivered.

          (j) Buyer shall have been satisfied that the closing under that certain Agreement and Plan of Merger of even date herewith among the Parent, Buyer, Callahan Roach Products & Publications, Inc. and the shareholders of Callahan Roach Products & Publications, Inc. named therein (the "Merger Agreement") has occurred or will occur contemporaneously with or immediately after the Closing Date.

      Section 7.2 Conditions Precedent to the Obligations of the Seller Parties. The obligations of the Seller Parties under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Seller Parties in writing to the extent permitted by applicable law:

          (a) The representations and warranties of the Parent and Buyer contained in this Agreement or in any closing certificate or document delivered to the Seller Parties pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date other than such representations and warranties as are specifically made as of another date, and the Parent and Buyer shall have delivered to the Seller Parties a certificate to that effect.

          (b) The Parent and Buyer shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date and the Parent and Buyer shall have delivered to the Seller Parties a certificate to such effect.

          (c) The Parent shall have procured all of the consents, approvals and waivers specified in Exhibit 5.4 prior to the Closing Date, and the Parent shall have delivered to the Seller Parties a certificate to that effect.

          (d) All documents required to be executed or delivered at Closing by the Parent or Buyer pursuant to Section 7.4 of this Agreement shall have been so executed or delivered.

      Section 7.3 Deliveries by the Seller Parties at the Closing. At the Closing, simultaneously with the deliveries by the Parent specified in Section
7.4 below, and in addition to any deliveries required to be made by the Seller Parties pursuant to any other transaction document at the Closing, the Seller Parties shall deliver or cause to be delivered to the Parent and Buyer the following:

          (a) The Seller Parties shall deliver the certificates required pursuant to Sections 7.1(a), (b), (c) and (d).

          (b) Seller shall execute and deliver a Stock Transfer Restriction Agreement substantially in the form set forth in Exhibit 7.3 (b) attached hereto.

          (c) Seller shall execute and deliver a Registration Rights Agreement substantially in the form set forth in Exhibit 7.3 (c) attached hereto.

          (d) The Seller Parties shall deliver the favorable opinion of Hunter, Maclean, Exley & Dunn, P.C., counsel to the Seller Parties, dated the Closing Date, substantially to the effect set forth in Exhibit 7.3 (d) attached hereto.

          (e) The Seller Parties shall execute and deliver such bills of sale, deeds, assignments and other conveyance instruments (including without limitation, a Bill of Sale, General Assignment and Conveyance substantially in the form set forth in Exhibit 7.3(e) attached hereto) and any other documents, certificates, opinions, instruments and agreements required to be executed and delivered by any Seller Party at the Closing as contemplated hereby or as may be reasonably requested by the Parent and shall deliver or cause to be delivered the documents and instruments required under Article VI and any consents, estoppel certificates, landlord's subordination agreements, termination statements, releases and waivers requested by the Parent, Buyer or any of their respective lenders.

          (f) Seller shall deliver to the Parent an investment representation letter and attachments substantially in the form set forth as Exhibit 7.3 (f) attached hereto, executed by Seller and properly completed.

          (g) If requested by Parent, Seller shall execute and deliver an Adoption Agreement substantially in the form set forth in Exhibit 7.3 (g) attached hereto.

          The consummation of the Closing shall not be deemed to be a waiver by the Parent or Buyer of any of their rights or remedies against the Seller Parties hereunder for any breach of warranty, covenant or agreement by any Seller Party herein irrespective of any knowledge of or investigation made by or on behalf of the Parent or Buyer; provided, however, that if Seller shall disclose in writing to the Parent prior to the Closing Date a specified breach of a specifically identified representation, warranty, covenant or agreement of any Seller Party herein by a Seller Party, and requests a waiver thereof by the Parent and

Buyer, and the Parent and Buyer shall waive any such specifically identified breach in writing prior to the Closing Date, the Parent and Buyer, for themselves and for each Parent Indemnified Party shall be deemed to have waived their respective rights and remedies hereunder for, and the Seller Parties shall have no liability to the Parent Indemnified Parties with respect to, any such specifically identified breach, to the extent so identified by Seller and so waived by the Parent and Buyer.

      Section 7.4 Deliveries by the Parent at the Closing. At the Closing, simultaneously with the deliveries by the Seller Parties specified in Section
7.3 above, and in addition to any other deliveries to be made by the Parent and Buyer pursuant to any other transaction document at the Closing, the Parent shall deliver or cause to be delivered to the Seller Parties the following:

          (a) The Parent and Buyer shall deliver the certificates required pursuant to Section 7.2 (a), (b) and (c).

          (b) The Parent shall execute and deliver to Seller a Stock Transfer Restriction Agreement substantially in the form set forth in Exhibit 7.3(b) attached hereto.

          (c) The Parent shall execute and deliver to Seller a Registration Rights Agreement substantially in the form set forth in Exhibit 7.3 (c) attached hereto.

          (d) The Parent shall deliver the favorable opinion of the Parent's and Buyer's counsel, dated the Closing Date, substantially to the effect set forth in Exhibit 7.4 (d) attached hereto.

          (e) The Parent shall execute and deliver to Seller an Adoption Agreement substantially in the form set forth in Exhibit 7.3 (g) attached hereto.

          (f) Buyer shall deliver the Closing Cash Payment and a certificate representing the Parent Preferred Stock to Seller.

          The consummation of the Closing shall not be deemed to be a waiver by the Seller Parties of any of their rights or remedies hereunder for breach of any warranty, covenant or agreement herein by the Parent or Buyer irrespective of any knowledge of or investigation with respect thereto made by or on behalf of any Seller Party; provided, however, that if the Parent shall disclose in writing to Seller prior to the Closing a specified breach of a specifically identified representation, warranty, covenant or agreement of the Parent or Buyer contained herein by the Parent or Buyer, and requests a waiver thereof by the Seller Parties, and the Seller Parties shall waive any such specifically identified breach in writing prior to the Closing, the Seller Parties shall be deemed to have waived their rights and remedies hereunder for, and the Parent and Buyer shall have no liability or obligation to the Seller Parties (or their heirs, legal representatives, successors and assigns) with respect to, any such specifically identified breach, to the extent so identified by the Parent and waived by the Seller Parties.

                                  ARTICLE VII

                           SURVIVAL, INDEMNIFICATIONS

      Section 8.1 Survival. The representations and warranties set forth in this Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Seller Parties herein and in the Partner Related Documents and the Seller Related Documents, other than those of the Seller Parties in Sections 4.2, 4.3 and 4.4 and in Sections 3 and 6 of Exhibit
4.1 shall survive for a period of 36 months after the Closing Date and the representations and warranties of the Seller Parties contained in Sections 4.2, 4.3, 4.4 and in Sections 3 and 6 of Exhibit 4.1 shall survive for the maximum period permitted by applicable law. The representations and warranties of the Parent herein and in the Parent Related Documents, other than those in Sections 5.3, 5.4, and 5.14 shall survive for a period of 36 months after the Closing Date and the representations and warranties of the Parent contained in Sections 5.3, 5.4 and 5.14 shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section 8.1 are referred to herein as the "Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

      Section 8.2   Indemnification.

          (a) Subject to the provisions of Sections 8.1 and 8.3 hereof, the Seller Parties, jointly and severally, shall indemnify, save and hold harmless the Parent, Buyer and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Parent Indemnified Parties") from and against any and all damages, liabilities, losses, loss of value (including the value of adverse effects on cash flow or earnings), claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

               (i) the breach of any covenant of any Seller Party or the failure by any Seller Party to perform any obligation of the such Seller Party contained herein or in any Seller Related Document or Partner Related Document;

               (ii) any inaccuracy in or breach of any representation or warranty of any Partner contained herein or in any Partner Related Document;

               (iii) any inaccuracy in or breach of any representation or warranty of Seller contained herein or in any Seller Related Document;

               (iv) the Excluded Liabilities; and

               (v) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing Date and involving or related to the assets, properties, business or operations now or previously owned or operated by Seller other than the Assumed Liabilities.

The foregoing indemnities shall not limit or otherwise adversely affect the Seller Indemnified Parties' rights of indemnity for Losses under Section 8.2
(b).

          (b) Subject to the provisions of Sections 8.1 and 8.3, the Parent and Buyer, jointly and severally, shall indemnify, save and hold harmless the Seller Parties and their respective heirs, legal representatives, successors and assigns from and against all Losses arising from, out of or in any manner connected with or based on:

               (i) any breach of any covenant of the Parent or Buyer or the failure by the Parent or Buyer to perform any of its obligations contained herein or in the Parent Related Documents;

               (ii) any inaccuracy in or breach of any representation or warranty of the Parent or Buyer contained herein or in the Parent Related Documents;

               (iii) the Assumed Liabilities; and

               (iv) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the Closing Date and involving or relating to the Purchased Assets; provided, however, that this clause (iv) shall not apply to any Losses to the extent that such Losses result from any Seller Party's acts or omissions after the Closing Date as an officer, director and/or employee of the Parent, Buyer and/or any other affiliate of the Parent.

The foregoing indemnities shall not limit or otherwise adversely affect the Parent Indemnified Parties' rights of indemnity for Losses under Section 8.2(a).

      Section 8.3 Limitations. The aggregate liability of the Seller Parties under Section 8.2 (a) (ii) or (iii) shall not exceed $1,500,000, and the aggregate liability of the Parent and Buyer under Section 8.2 (b) (ii) shall not exceed $1,500,000. Notwithstanding any other provision of this Agreement, the Seller Parties shall not be liable to Parent under Sections 8.2(a)(ii) or (iii) regarding any single claim, loss, expense, obligation, or other liability that does not exceed $15,000 (the "Threshold"); provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding the Threshold reaches the Threshold, the Stockholders shall thereafter be liable in full regarding all such claims, losses, expenses, obligations, and liabilities in excess of the amount of the Threshold.

      Section 8.4   Procedures for Indemnification.

          (a) The party (the "Indemnified Party") that may be entitled to indemnity hereunder shall give prompt notice to any party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 8.4(a) shall relieve the Indemnifying Party of its obligations under this Article VIII only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

          (b) The Parent shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Seller Parties shall at all times have the right, at their option, to participate fully therein, and (ii) if the Parent does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, the Seller Parties shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

          (c) The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Parent Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of Buyer and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 8.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

          (d) The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

      Section 8.5 Subrogation. Each Indemnifying Party hereby waives for itself, himself or herself and its, his or her affiliates (as defined in Exhibit 4.1) any rights to subrogation against any Indemnified Party or such Indemnified Party's insurers for Losses arising from any third-party claims for which the Indemnifying Party is liable or against which the Indemnifying Party indemnifies any Indemnifying Party and, if necessary, each Indemnifying Party shall obtain waivers of such subrogation from its, his or her insurers.

      Section 8.6 Exclusive Remedy. The indemnities under this Section 8 shall be the exclusive remedy for an Indemnified Party under this Agreement except in the case of fraud or negligent misrepresentation. As used in this Agreement, the term "negligent misrepresentation" means the communication of false information to others for the purpose of guiding such others in such others' business by failing to use reasonable care or competence in obtaining such information or communicating such information to others.


                                   ARTICLE IX

                                  TERMINATION

      Section 9.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

           (a) By the written agreement of Seller and the Parent; or

           (b) By Seller by written notice to the Parent, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on December 31, 1997, but only if no Seller Party has materially breached this Agreement or has failed to perform any of such Seller Party's material obligations under this Agreement;

           (c) By the Parent, by written notice to Seller, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on December 31, 1997, but only if neither the Parent nor Buyer has materially breached this Agreement or has failed to perform any of its material obligations under this Agreement;

           (d) By Seller, by written notice to the Parent, if either the Parent or Buyer has materially breached this Agreement or failed to perform any of its material obligations under this Agreement; or

           (e) By the Parent, by written notice to Seller, if any Seller Party has materially breached this Agreement or has failed to perform any of such Seller Party's material obligations under this Agreement.

      Section 9.2 Effect of Termination. If this Agreement is terminated as permitted under Section 9.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

      Section 10.1 Notice. Any notice, delivery or communication required or permitted to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

     To the Seller Parties:

          Callahan Roach & Associates
          1532 Dunwoody Village Parkway, Suite 212
          Dunwoody, Georgia 30338
          Attention: Wm. Michael Callahan and Alfred R. Roach, Jr.
          Telecopy:  (770) 393-8185

     To the Parent or Buyer:

          Group Maintenance America Corp.
          1800 West Loop South, Suite 1375
          Houston, Texas 77027
          Attn: President
          Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 10.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

      Section 10.2 Further Documents. The Seller Parties shall, at any time and from time to time after the date hereof, upon request by the Parent and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Seller Parties hereunder.

      Section 10.3 Assignability. The Seller Parties shall not assign this Agreement in whole or in part without the prior written consent of the Parent, except by the operation of law. Any attempted assignment by the Seller Parties in violation of this Section 10.3 shall be null and void. The Parent may assign its rights under this Agreement, the Seller Related Documents and the Partner
Related Documents without the consent of any Seller Party.   After the Closing
Date, Buyer may assign its rights under this Agreement, the Seller Related Documents and the Partner Related Documents without the consent of any Seller Party.

      Section 10.4 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

      Section 10.5 Sections and Articles. Unless the context otherwise requires, all Sections, Articles and Exhibits referred to herein are, respectively, sections and articles of, and exhibits to, this Agreement and all Schedules referred to herein are schedules constituting a part of the Disclosure Schedule.

      Section 10.6 Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

      Section 10.7 Headings. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

      SECTION 10.8 CONTROLLING LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THE LAW OF THE SITUS OF ANY OF THE PURCHASED ASSETS MANDATORILY APPLIES WITH RESPECT THERETO.

      Section 10.9 Public Announcements. After the Closing Date, no Seller Party shall make any press release, public announcement, or public confirmation or disclose any other information regarding this Agreement or the contents hereof.

      Section 10.10   No Third Party Beneficiaries.  Except as set forth in
Article VIII, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

      Section 10.11 Amendments and Waivers. This Agreement may be amended by the Parent, Buyer and the Seller Parties by an instrument in writing signed on behalf of the Parent, Buyer and the Seller Parties. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

      Section 10.12 No Employee Rights. Nothing herein expressed or implied shall confer upon any employee of the Seller, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

      Section 10.13 Non-Recourse. No recourse for the payment of any amounts due hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent or Buyer in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such (other than the Seller Parties as set forth herein), past, present or future, of the Parent or Buyer or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

      Section 10.14 When Effective. This Agreement shall become effective only upon the execution and delivery of one or more counterparts of this Agreement by each of the Parent, Buyer and the Seller Parties.

      Section 10.15 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

      Section 10.16 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      Section 10.17 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      Section 10.18 No Rule of Construction. All of the parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

      Section 10.19 Expenses. Each of the parties shall bear all of their own expenses in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby

      Section 10.20   Covenant Not to Compete.

          (a) For the considerations specified in this Agreement and in recognition that the covenants by the Partners in this Section are a material inducement to the Parent to enter into and perform this Agreement, each Partner agrees that for the period from the Closing Date to the later to occur of (i) the date which is five years after the Closing Date or (ii) the date which is one year following any termination of such Partner's employment with Buyer, such Partner will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $100 million), investor, officer, director, trustee, manager, employee, agent, associate or consultant engage in any business that involves indoor air quality, heating, ventilation, air conditioning, appliance, mechanical construction or sewer cleaning products or services or consulting, training, pricing, evaluation, brokerage or other support services with respect to any such business within the United States; provided, however, that (i) the period in clause (i) above shall be reduced to three years with respect to consulting and training services (including evaluation and brokerage services) so long as such Partner does not own, directly or indirectly, any financial or equity interest in any business that involves indoor air quality, heating, ventilation, air conditioning, appliance, mechanical construction or sewer cleaning products or services, and (ii) the current ownership interest of the Partners in Kendale Airconditioning, Inc., shall not be considered a violation of this Section 10.20.

          (b) Each Partner agrees that the limitations set forth herein on such Partner's rights to compete with the Parent and its affiliates as set forth in clause (a) are reasonable and necessary for the protection of the Parent and its affiliates. In this regard, each Partner specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on such Partner's activities specified herein, are reasonable and necessary for the protection of the Parent and its affiliates. Each Partner agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

          (c) Each Partner agrees that the remedy at law for any breach by such Partner of this Section 10.20 will be inadequate and that the Parent shall be entitled to injunctive relief.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              CRP ACQUISITION CORP.

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------

                              CALLAHAN ROACH & ASSOCIATES

                              By:
                                  ----------------------------------------------
                              Name: William Michael Callahan
                              Title:   Partner

                              By:
                                  ----------------------------------------------
                              Name: Alfred R. Roach, Jr.
                              Title:   Partner

                              Partners:

                              --------------------------------------------------
                              William Michael Callahan
                              Partner

                              --------------------------------------------------
                              Alfred R. Roach, Jr.
                              Partner

                              GROUP MAINTENANCE AMERICA CORP.

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------